UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 27, 2018  (February 23, 2018)

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300 Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The board of directors (the “Board”) of Asbury Automotive Group, Inc. (the “Company”), following the Board’s formal annual director assessment process, and after considering the recommendation of the Governance and Nominating Committee of the Board, determined not to nominate Scott Thompson to stand for re-election as a director at the Company’s 2018 annual meeting of stockholders.
By letter, dated February 22, 2018, which was received at the Company’s corporate office on February 23, 2018, Mr. Thompson provided written notice to the Company of his decision to resign from the Board, effective immediately, as a result of the Board’s decision not to nominate Mr. Thompson to stand for re-election as a director at the Company's 2018 annual meeting of stockholders, and Mr. Thompson’s concerns with the governance process resulting in that decision. At the time of his resignation, Mr. Thompson was a member of each of the Risk Management Committee of the Board and the Compensation and Human Resources Committee of the Board.
A copy of Mr. Thompson’s letter of resignation is filed as an exhibit to this Current Report on Form 8-K. The Company respectfully disagrees with Mr. Thompson’s statements regarding the members of the Board and the Company’s governance process for selecting director-nominees.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

The following exhibits are furnished as part of this report.

Exhibit No.	Description

17.1	Letter of Resignation from Scott Thompson, dated February 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: February 27, 2018	By:	/s/ George A. Villasana
	Name:	George A. Villasana
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

17.1	Letter of Resignation from Scott Thompson, dated February 22, 2018.